                                                                    EXHIBIT 99.1

                     [LAKES ENTERTAINMENT, INC. LETTERHEAD]

--------------------------------------------------------------------------------
FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:


                   LAKES ENTERTAINMENT, INC. ANNOUNCES RECEIPT
        OF NASDAQ STAFF DETERMINATION LETTER; INTENDS TO REQUEST HEARING
                       BEFORE LISTING QUALIFICATIONS PANEL


MINNEAPOLIS, MN AUGUST 22, 2002 - Lakes Entertainment, Inc. (Nasdaq:LACO) announced today that on August 21, 2002, Lakes Entertainment, Inc. received a Nasdaq Staff Determination letter indicating that the Company does not comply with the continued listing standard set forth in Nasdaq Marketplace Rule No. 4310(c)(14), which requires companies to file all reports under the Securities Exchange Act of 1934 on a timely basis. As a result, Lakes' securities are subject to delisting from the Nasdaq National Market and the fifth character "E" has been appended to the trading symbol for the Company's securities. The delisting will be stayed pending a hearing to be requested by the Company as described below.

Lakes previously announced on August 8, 2002 that it had engaged Deloitte & Touche, LLP to re-audit the Company's 2001 financial statements in anticipation of restating its financial statements for the year ended December 30, 2001. Due to the time involved in conducting the re-audit, the Company was not able to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 on a timely basis.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination request continued listing on the Nasdaq National Market. There can be no assurance that the Panel will grant the Company's request for continued listing.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACOE".


--------------------------------------------------------------------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


                                       XXX